                                                                     Exhibit 1.1

                                SCHWAB TRUSTS,
                        SCHWAB TEN TRUST, 2000 SERIES C

                           REFERENCE TRUST AGREEMENT


          This Reference Trust Agreement (the "Agreement") dated September 19, 2000 among Charles Schwab & Co., Inc., ING Funds Distributor, Inc., as Depositors, ING Mutual Funds Management Co. LLC, as Portfolio Supervisor and The Bank of New York as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Schwab Trusts, Schwab Ten Trust, 2000 Series B, and Subsequent Series, Trust Indenture and Agreement" dated May 16, 2000 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                 WITNESSETH THAT:

          WHEREAS, this Agreement is a Reference Trust Agreement as defined in
Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

          WHEREAS, the Depositors wish to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Section
2.5 of the Indenture; and

          NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositors, the Portfolio Supervisor and the Trustee as follows:

                                    Part I

                    STANDARD TERMS AND CONDITIONS OF TRUST

          Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that The Bank of New York shall, by executing this Reference Trust Agreement, be deemed to be the Trustee and a party to said Indenture for all purposes of this Trust and the following sections of the Indenture hereby are amended as follows:

          (a) Paragraph (25) of Section 1.1 is amended to read as follows:
               " "Trustee" shall mean The Bank of New York, or its successor or any successor Trustee appointed as herein provided."

          (b) The third sentence of Section 9.5 shall be amended to read as follows:

               "Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed or delivered to the Trustee at 101 Barclay Street, New York, New York 10286, or such other address as shall be specified to the Depositor by the Trustee in writing."

          Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositors, Portfolio Supervisor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated September 19, 2000, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that there has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.

                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

          Section 1. The following special terms and conditions are hereby agreed to:

          (a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of Schwab Ten Trust (the "Prospectus") have been deposited in the Trust under this Agreement (see "Portfolio" in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

          (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 15,008.

          (c) For the purposes of the definition of Unit in item (24) of Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/15,008 as of the date hereof.

                                      -2-
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          (d) The term Record Date shall mean the fifteenth day of December and
June commencing on December 15, 2000.

          (e) The term Distribution Date shall mean the last business day of December and June commencing on December 31, 2000.

          (f) The First Settlement Date shall mean September 22, 2000.

          (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the initial public offering period.

          (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.90 per 100 Units:

     rate per 100 units      number of Units outstanding

     $0.90                   first 5,000,000 or less
     $0.84                   next 5,000,001 - 10,000,000
     $0.78                   next 10,000,001 - 20,000,000
     $0.66                   next 20,000,001 or more

          (i) For purposes of Section 7.4, the maximum annual portfolio supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

          (j) The Termination Date shall be October 22, 2001 or the earlier disposition of the last Security in the Trust.

          (k) The fiscal year for the Trust shall end on June 30 of each year.

          (l) For purposes of Section 3.16, the Trust will have a Deferred Sales Charge as specified in and as permitted by the Prospectus.

          IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

               [Signatures on separate pages]

                                      -3-
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                           CHARLES SCHWAB & CO, INC.
                                   Depositor



                              By:     /s/  James C. White
                                 --------------------------------
                                    Authorized Signator



STATE OF CALIFORNIA      )
                         : ss:
COUNTY OF SAN FRANCISCO  )

          On this 19th day of September, 2000, before me personally appeared James C. White, to me known, who being by me duly sworn, said that he is an Authorized Signator of Charles Schwab & Co., Inc. the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                     /s/ Michael Rosella
                                    -----------------------------------------
                                         Notary Public

                                    MICHAEL R. ROSELLA
                                    NOTARY PUBLIC, State of New York
                                    No. 31-5016879
                                    Qualified in New York County
                                    Commission Expires 9/26/2001

                                 ING FUNDS DISTRIBUTOR, INC.
                                 Depositor


                              By:      /s/ Peter DeMarco
                                 ----------------------------------
                                    Authorized Signator



STATE OF NEW YORK   )
                    : ss:
COUNTY OF NEW YORK  )

          On this 19th day of September, 2000, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of ING Funds Distributor, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                    /s/ Michael Rosella
                                    --------------------------------------
                                         Notary Public

                                    MICHAEL R. ROSELLA
                                    NOTARY PUBLIC, State of New York
                                    No. 31-5016879
                                    Qualified in New York County
                                    Commission Expires 9/26/2001

                             THE BANK OF NEW YORK
                                    Trustee


                              By:     /s/ Steve Farlese
                                 ------------------------------------
                                    Vice President



STATE OF NEW YORK     )
                      :ss.:
COUNTY OF NEW YORK    )


          On this 15th day of September, 2000, before me personally appeared Steve Farlese , to me known, who being by me duly sworn, said that he/she is an Authorized Signator of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he/she signed his/her name thereto by like authority.


                                    /s/ Rudolf E. Reitmann
                                    ------------------------------------
                                         Notary Public

                                    Notary Public State of New York
                                    No. 01RE5086077
                                    Qualified in Queens County
                                    Commission Expires October 6th, 2001

                         ING MUTUAL FUNDS MANAGEMENT CO. LLC
                              Portfolio Supervisor


                             By:   /s/ Peter DeMarco
                                ------------------------------------------
                                Authorized Signator



STATE OF NEW YORK   )
                    : ss:
COUNTY OF NEW YORK  )

          On this 19th day of September, 2000, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of the Portfolio Supervisor, one of the entities described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the sole member of said limited liability company.



                                 /s/ Michael Rosella
                                 --------------------------------------
                                  Notary Public

                                 MICHAEL R. ROSELLA
                                 NOTARY PUBLIC, State of New York
                                 No. 31-5016879
                                 Qualified in New York County
                                 Commission Expires 9/26/2001